Exhibit 99.1

May 12, 2009

Tofutti Press Release


Company Contact:  Steve Kass
                  Chief Financial Officer
                  (908) 272-2400
                  (908) 272-9492 (Fax)



                     TOFUTTI ANNOUNCES FIRST QUARTER RESULTS

         Cranford, New Jersey -- May 12, 2009 -- TOFUTTI BRANDS INC. (AMEX
Symbol: TOF) today announced its results for the thirteen week period ended March 28, 2009.

         Net sales for the thirteen weeks ended March 28, 2009 decreased 10% to approximately $4.2 million compared with net sales of $4.65 million for the thirteen weeks ended March 29, 2008 due to the elimination of certain products that were sold in the 2008 period and the negative effects of the deteriorating economic climate.

         For the thirteen weeks ended March 28, 2009, the Company reported a decrease in income before income taxes to $253,000 as compared with income before income taxes of $343,000 for the comparable 2008 period. The Company's operating results continued to be negatively impacted during the thirteen week period ended March 28, 2009 by costs of associated with certain key ingredients and packaging.. The Company expects that these same factors will continue to affect operating expenses during the remainder of 2009.

         Net income for the thirteen weeks ended March 28, 2009 decreased to $152,000 ($0.03 per share) compared to $204,000 ($0.03 per share) for the thirteen week period ended March 29, 2008.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "Our results in the first quarter of 2009 were impacted both by the negative influence of the deteriorating economy and our decision to drop certain low profit margin products that we sold in the 2008 period. We will continue to concentrate on our core business of non-dairy frozen desserts and soy-cheese products and believe this strategy will result in increased sales and operating income in the future. We look forward to improvements in our sales and operating income during the upcoming summer months."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K.

                               TOFUTTI BRANDS INC.
                               -------------------
                       Condensed Statements of Operations
                       ----------------------------------
                    (in thousands, except per share figures)

                                               Thirteen weeks    Thirteen weeks
                                               ended 3/28/09      ended 3/29/08
                                               -------------      -------------

Net sales....................................      $4,178            $4,655

Cost of sales................................       2,807             3,128
                                                    -----             -----
Gross profit.................................       1,371             1,527

Operating expenses...........................       1,118             1,184
                                                    -----             -----

Income before income taxes ..................         253               343

Income taxes.................................         101               139
                                                      ---               ---

Net income ..................................        $152              $204
                                                     ====              ====

Net income per common share:

         Basic...............................       $0.03             $0.04
                                                    =====             =====
         Diluted.............................       $0.03             $0.03
                                                    =====             =====

Weighted average common shares outstanding:

         Basic...............................       5,183             5,619
                                                    =====             =====
         Diluted.............................       5,183             5,869
                                                    =====             =====

                               TOFUTTI BRANDS INC.
                               -------------------
                            Condensed Balance Sheets
                            ------------------------
                      (in thousands, except share figures)



                                                                 March 28,            December 27,
                                                                   2009                   2008
                                                                   ----                   ----
Assets
Current assets:
     Cash and cash equivalents                                 $  225                 $  238
     Accounts receivable, net of allowance for doubtful
        accounts of $543 and $528, respectively                 1,799                  1,574
     Inventories                                                2,395                  2,334
     Prepaid expenses                                              14                     19
     Refundable income taxes                                      452                    555
     Deferred income taxes                                        324                    324
                                                                  ---                    ---
                Total current assets                            5,209                  5,044
                                                                -----                  -----

Fixed assets (net of accumulated amortization of
     $30 and $29)                                                  18                     19
Other assets                                                       16                     16
                                                                   --                     --
                                                               $5,243                 $5,079
                                                               ======                 ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                          $  525                  $ 398
     Accrued expenses                                             839                    565
     Accrued officers' compensation                               125                    500
                                                                  ---                    ---
                  Total current liabilities                     1,489                  1,463
                                                                -----                  -----

Commitment and Contingencies
Stockholders' equity:
      Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                    --                     --
     Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued and
         outstanding 5,176,678 shares at March 28, 2009
         and 5,189,343 shares at December 27, 2008                 52                     52
     Retained earnings                                          3,702                  3,564
                                                                -----                  -----
                 Total stockholders' equity                     3,754                  3,616
                                                                -----                  -----
                 Total liabilities and stockholders' equity    $5,243                 $5,079
                                                               ======                 ======